SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 18, 1998

                                FRED MEYER, INC.

             (Exact name of registrant as specified in its charter)


          Delaware                       1-13339                 91-1826443
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                               3800 SE 22nd Avenue
                                Portland, Oregon 97202
                    (Address of principal executive offices)


                                 (503) 232-8844
                        (Registrant's telephone number,
                              including area code)


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Item 5. Other Events.
---------------------

     On October 18, 1998, The Kroger Co., an Ohio corporation ("Kroger"), Jobsite Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Kroger ("Jobsite Holdings"), and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. Pursuant to the terms of the Merger Agreement, Jobsite Holdings would merge with and into Fred Meyer (the "Merger"), subject to certain conditions being satisfied or waived. Pursuant to the Merger Agreement, each outstanding share of common stock, $.01 par value per share, of Fred Meyer ("Fred Meyer Common Stock"), would be converted into the right to receive one share of common stock, $1.00 par value per share, of Kroger ("Kroger Common Stock"). Holders of shares of Fred Meyer Common Stock will also have the right to receive together with each share of Kroger Common Stock issued at the effective time of the Merger, one associated right in accordance with the Rights Agreement, dated as of April 4, 1997, between Kroger and the Bank of New York, as Rights Agent. Conditions to the consummation of the Merger include the receipt of regulatory approvals and approval by the stockholders of Fred Meyer and Kroger.

     In connection with the Merger Agreement, Kroger and Fred Meyer have entered into stock option agreements (the "Option Agreements") pursuant to which (i) Fred Meyer has granted Kroger an option to acquire up to 19.9% of outstanding Fred Meyer Common Stock at a price per share equal to $44.125, and (ii) Kroger has granted Fred Meyer an option to acquire up to 19.9% of outstanding Kroger Common Stock at a price per share equal to $50.000. The options are exercisable only in certain circumstances related to the termination of the Merger Agreement and are subject to a limitation on the total profit that may be realized thereunder. The Option Agreements are attached as Exhibits 99.2 and 99.3 and are incorporated by reference herein. Certain stockholders of Fred Meyer holding approximately 9.5% of the outstanding shares of Fred Meyer have entered into agreements to vote their Fred Meyer shares in favor of the Merger.

     On October 19, 1998, Kroger and Fred Meyer issued a joint press release announcing the execution of the Merger Agreement, which press release is attached hereto as Exhibit 99.4 and incorporated herein by reference.

     The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full agreement which is attached hereto as an exhibit.

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
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c) Exhibits
         --------

          99.1 Agreement and Plan of Merger dated as of October 18, 1998 by and among The Kroger Co., Jobsite Holdings, Inc. and Fred Meyer, Inc.

          99.2 Stock Option Agreement dated as of October 18, 1998 between The Kroger Co. and Fred Meyer, Inc.

          99.3 Stock Option Agreement dated as of October 18, 1998 between Fred Meyer, Inc. and The Kroger Co.

          99.4 Press Release of Fred Meyer, Inc., dated as of October 19, 1998


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
                                   Signatures
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Date: October 20, 1998            FRED MEYER, INC.


                                       By  JOHN T. STANDLEY
                                           -----------------------------
                                           John T. Standley
                                           Senior Vice President and Chief
                                           Financial Officer


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
                                  EXHIBIT INDEX
                                                                     Sequential
Ex. No.       Description                                             Page No.
-------       -----------                                            ----------

 99.1 Agreement and Plan of Merger dated as of October 18, 1998 by and among The Kroger Co., Jobsite Holdings,
              Inc. and Fred Meyer, Inc.

 99.2 Stock Option Agreement dated as of October 18, 1998 between The Kroger Co. and Fred Meyer, Inc.

 99.3 Stock Option Agreement dated as of October 18, 1998 between Fred Meyer, Inc. and The Kroger Co.

 99.4         Press Release of Fred Meyer, Inc., dated as of
              October 19, 1998